May 25, 2006

AJW Partners, LLC
New Millennium Capital Partners II, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
1044 Northern Boulevard
Roslyn, New York 11576

Attn: Jonathan L. Schechter, General Counsel

Re: Innofone.com, Incorporated (the “Company”)

Dear Jonathan:

This letter agreement outlines the terms and conditions pertaining to the Company’s repayment (“Repayment”) of all amounts of principal and interest owing and outstanding under those certain Callable Secured Convertible Notes (the “Notes”) issued on or about August 31, 2005 and October 31, 2005 pursuant to that certain Securities Purchase Agreement (the “SPA”) by and between the Company and AJW Partners, LLC (“Partners”), New Millennium Capital Partners, II, LLC (“Millennium”), AJW Offshore, Ltd. (“Offshore”) and AJW Qualified Partners, LLC (“Qualified, with Partners, Millennium and Offshore, collectively, the “NIR Group”). The Repayment shall be applied to the outstanding principal and interest owing under the Notes and as consideration for the cancellation of the Stock Purchase Warrants (“Warrants”) issued to the NIR Group, and the termination of any and all UCC-1s filed in favor of NIR. Currently, the Company owes the NIR Group $3,000,000 in principal and $20,000 in interest under the Notes and the Warrants are “out of the money” with an exercise price of $5.00 per share.

Further, in connection with the SPA, Notes and Warrants, the following ancillary documents were executed and/or filed: (1) Guaranty and Pledge Agreement, dated August 31, 2005, by and between the Company, Mr. Alex Lightman, the Company’s President and Chief Executive Officer, and NIR (“Pledge Agreement”); (2) Security Agreement by and between the Company and NIR, dated August 31, 2005 (“Security Agreement”); and (3) UCC-1 Financing Statements filed by NIR with the Secretary of State of Nevada, Document Filing Number 2005036618-3 (the “UCC-1”).

For purposes of this Agreement, the Notes, SPA, Warrants, Pledge Agreement and Security Agreement shall be referred to collectively as “Original Documents”.

In connection with the Repayment, the Company and NIR agree to execute and deliver this letter agreement (the “Agreement”), a new promissory note (the “New Notes”), attached hereto as Exhibit B, a new stock purchase warrant (the “New Warrants”), attached hereto as Exhibit C, and a new registration rights agreement (“New Registration Agreement”), attached hereto as Exhibit D. Further, NIR shall file all appropriate UCC-3 Termination Statements (“UCC-3”) necessary to terminate any perfected security interest they had obtained pursuant to the Security Agreement and the UCC-1.

For purposes of the Agreement, the Agreement, New Notes, New Warrants and New Registration Agreement and the UCC-3 shall be referred to collectively as the “New Documents”.

The following outlines the terms and conditions of the Repayment:

I. Cash Payment

Upon signing of Agreement, the Company shall make the Cash Payment to NIR in the amount of $2,635,400, as more fully described on attached Schedule A. The Cash Payment shall be applied to the repayment of all amounts of principal and interest owing and outstanding under the Notes. If the Cash Payment provided herein is not paid within twenty four (24) hours of signing this Agreement, the Agreement and the other New Documents shall be deemed null and void.

II. New Notes

Upon signing of the Agreement, the Company shall issue to NIR the New Notes in the aggregate amount of $1,200,000; the New Notes to be issued in accordance with Schedule B attached hereto. The New Notes shall be self-amortizing over a one-year time period commencing on July 1, 2006, with each installment payment due on the twelve consecutive monthly anniversaries beginning July 1, 2006. Further, pursuant to the New Notes, the Company will pay to NIR an aggregate of $100,000 per month, as more fully described on Schedule B. The New Notes may be prepaid by the Company at anytime without penalty.

III. New Warrants

Upon signing of the Agreement, the Company shall issue to NIR the New Warrants exercisable into an aggregate of 750,000 shares of the Company’s Common Stock (the “Warrant Shares”); the New Warrants shall be issued in accordance with Schedule C attached hereto. The New Warrants shall have a term of five years and an exercise price equal to $1.79 per share. The New Warrants may be exercised on a cashless basis only in the event that there is no effective registration statement covering the Warrant Shares. NIR may exercise the New Warrants by utilizing any amounts still owing under the New Notes. The Company may buy back all of the New Warrants from NIR for an aggregate of $100,000, as more fully described on Schedule C, at any time prior to the New Warrants being exercised.

IV. New Registration Agreement

Upon signing of the Agreement, the Company and NIR shall execute and deliver the New Registration Agreement providing for the registration of the Warrant Shares with the Securities and Exchange Commission. The New Registration Agreement provides for one piggyback registration right no sooner than six months from the date of hereof.

V. Agreement Not to Short

NIR agrees that it will comply with the provisions of Section 9 of the Securities Exchange Act of 1934 Act, as amended, and the rules promulgated thereunder, with respect to transactions involving the Company’s Common Stock. Further, NIR agrees not to sell the Company's Common Stock short, either directly or indirectly through its affiliates, principals or advisors.

VI. Termination of Original Documents

The Company and NIR mutually agree that the Original Documents shall be terminated in all respects, shall be rendered null and void and shall no longer bind NIR or the Company to any obligations, duties and responsibilities contained therein. Further, NIR and the Company mutually agree that the New Documents shall supersede the Original Documents in all respects.

In connection with the termination of the Original Documents, NIR shall deliver to the Company upon execution of the Agreement, the original Notes and Warrants issued by the Company on August 31, 2005 and October 31, 2005, to be cancelled on the Company’s book and records. Moreover, NIR shall deliver to Mr. Alex Lightman his stock certificate representing 3,000,000 shares of the Company’s Common Stock that was pledge by Mr. Lightman pursuant to the Pledge Agreement.

VII. Withdrawal of Registration Statement

NIR acknowledges that upon execution of this Agreement, the Company may file a Form AW to withdraw the Registration Statement on Form SB-2 (File No. 333-129278) currently on file with the Securities and Exchange Commission covering the shares of common stock underlying the Notes and the Warrants.

VIII.	Termination of UCC Filings

All security interests perfected by NIR on the “Collateral” (as defined in the Security Agreement), pursuant to the Original Documents, including the Security Agreement, shall be terminated. Accordingly, NIR agrees to file within (2) days of this Agreement, UCC-3 Termination Statements to terminate the UCC-1 Financing Statements were filed pursuant to the Security Agreement. NIR shall deliver to the Company all filing receipts for such UCC-3 filings upon receipt from the Jurisdictions.

IX. Miscellaneous

(a) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

(b) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(c) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(d) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(e) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(f) This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which are governed by a jurisdiction other than the State of New York in which case such law shall govern. Each of the parties hereto irrevocably submit to the exclusive jurisdiction of any New York State or United States Federal court sitting in Manhattan county over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto further waive any objection to venue in the State of New York and any objection to an action or proceeding in the State of New York on the basis of forum non conveniens.

(g) EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY HAS KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL FOLLOWING SUCH CONSULTATION. THIS WAIVER IS IRREVOCABLE, MEANING THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

 (i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

INNOFONE.COM, INCORPORATED

By: /s/ Alex Lightman
Alex Lightman
Chief Executive Officer

AJW PARTNERS, LLC
By: SMS Group, LLC

By: /s/ Corey S. Ribotsky
Corey S. Ribotsky
Manager

AJW OFFSHORE, LTD.
By: First Street Manager II, LLC

By: /s/ Corey S. Ribotsky
Corey S. Ribotsky
Manager

AJW QUALIFIED PARTNERS, LLC
By: AJW Manager, LLC

By: /s/ Corey S. Ribotsky
Corey S. Ribotsky
Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By: First Street Manager II, LLC

By: /s/ Corey S. Ribotsky
Corey S. Ribotsky
Manager